UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2015, NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), through Steel Manager NT-II, LLC, a subsidiary of its operating partnership (the “Purchaser”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Teachers Insurance and Annuity Association of America, an unaffiliated third party, for the purchase of a Class B+ office and flex business center and an adjacent Class A office building totaling 717,702 square feet located in Bothell, Washington (the “Properties”) for a purchase price of $126.7 million, plus closing costs. As of June 30, 2015, the Properties were 73% leased to 70 tenants with a remaining weighted average lease term of 4.2 years. NorthStar Income II anticipates closing the acquisition through a joint venture with an unaffiliated third party, in which NorthStar Income II will own a 95% interest.

NorthStar Income II expects to fund its portion of the purchase price using a combination of proceeds from its ongoing initial public offering and debt financing obtained from an unaffiliated third-party lender. On July 24, 2015, NorthStar Income II’s pro rata share of a $4.0 million deposit toward the purchase of the Properties became non-refundable, subject to customary closing conditions as summarized below and more fully described in the Purchase Agreement.

Pursuant to the Purchase Agreement, the closing is scheduled to occur on or before August 13, 2015, subject to certain extension rights as set forth in the Purchase Agreement. The closing is subject to a number of customary closing conditions, including, but not limited to, (i) the accuracy of the representations and warranties made by the parties in the Purchase Agreement and (ii) the compliance by the parties with their respective covenants in the Purchase Agreement, in each case subject to customary materiality qualifiers. There is no assurance that the acquisition of the Properties will close on the anticipated terms, or at all.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K, which agreement is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Purchase and Sale Agreement, dated as of July 24, 2015, by and between Teachers Insurance and Annuity Association of America and Steel Manager NT-II, LLC.
Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “expects,” “intends” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, NorthStar Income II’s ability to complete the acquisition of the Properties on or before August 13, 2015, if ever, whether or not NorthStar Income II’s joint venture partner is able to fund its share of the purchase price, the source of funds used to complete the acquisition, NorthStar Income II’s ability to obtain debt financing to complete the acquisition of the Properties, the impact of any losses from NorthStar Income II’s properties on cash flows and returns, market rental rates and property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, the impact of local economics, the availability of investment opportunities, availability of capital, the ability to achieve targeted returns, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors described in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: July 30, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase and Sale Agreement, dated as of July 24, 2015, by and between Teachers Insurance and Annuity Association of America and Steel Manager NT-II, LLC.

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